Exhibit 3.3
SECOND AMENDED AND RESTATED BYLAWS
OF
DT MIDSTREAM, INC.
(hereinafter called the “Corporation”)
ARTICLE I
MEETINGS OF STOCKHOLDERS
SECTION 1.01. Place of Meetings. Meetings of the stockholders of the Corporation for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the board of directors of the Corporation (the “Board”).
SECTION 1.02. Annual Meetings. The annual meeting of stockholders of the Corporation for the election of directors and for the transaction of such other business as may properly be brought before the meeting in accordance with these amended and restated bylaws of the Corporation (as amended from time to time in accordance with the provisions hereof, these “Bylaws”) shall be held on such date and at such time as shall be designated from time to time by the Board. The Board may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board.
SECTION 1.03. Special Meetings. Special meetings of the stockholders of the Corporation may be called (i) by the Chief Executive Officer, (ii) by the Board, or (iii) by the Chairperson of the Board at the request in writing of stockholders owning at least 25% (the “Requisite Percentage”) of the outstanding shares of the Corporation’s Voting Stock (as defined in the Corporation’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”)) for a minimum of one full year prior to the date such request is delivered to the Secretary (as defined below). A special meeting requested by stockholders in accordance with this Section 1.03 shall be held at such date, time and place, including by means of Internet or other electronic communications technology, as may be designated by the Board; provided, however, that the date of any such special meeting shall be not more than 90 days after the request to call the special meeting is received by the Secretary. Notwithstanding the foregoing, a special meeting requested by stockholders shall not be held if (i) the stated business to be brought before the special meeting is not a proper subject for stockholder action under applicable law, or (ii) the Board has called or calls for an annual meeting of stockholders to be held within 90 days after the Secretary receives the request for the special meeting and the Board determines in good faith that the business of such annual meeting includes (among any other matters properly brought before the annual meeting) the business specified in the special meeting request. To be in proper form and valid, a request for a stockholder requested special meeting shall (i) set forth a statement of the specific purpose or purposes of the meeting and the matters proposed to be acted on at such special meeting (including the text of any resolutions proposed for consideration and, if such business includes a proposal to amend the Bylaws, the language of the proposed amendment), (ii) bear the date of signature of each stockholder (or authorized agent) signing the request, (iii) set forth (A) the name and address, as they appear in the Company’s books, of each stockholder signing such request (or on whose behalf the request is signed), (B) the number of shares that are held of record or are beneficially owned, directly or indirectly, by such stockholder, (C) include documentary evidence that the stockholder held the Requisite Percentage as of the request date and for a minimum of one full year prior to the request date, provided that if any of the stockholders are not the beneficial owners of the shares representing the Requisite Percentage, then to be valid, the request must also include documentary evidence (or, if not simultaneously provided with the request, such documentary evidence must be delivered to the Secretary within ten (10) days after the request date) that the beneficial owners on whose behalf the request is made held, together with any requesting stockholders who are beneficial owners, the Requisite Percentage as of the request date and for a minimum of one full year prior to the request date and (D) a certification from the stockholder submitting the request that the stockholders signing the request in the aggregate satisfy the Requisite Percentage, (iv) describe any material interest of each such stockholder in the specific purpose or purposes of the meeting, (v) contain any other information that would be required to be provided by a stockholder seeking to nominate directors or bring an item of business before an annual meeting of stockholders pursuant to SECTION 1.17, (vi) include an acknowledgment by each stockholder and any authorized agent that any reduction in shares owned by such

Exhibit 3.3
stockholder as of the date of delivery of the special meeting request and prior to the record date for the proposed meeting requested by such stockholder shall constitute a revocation of such request to the extent of such reduction, and (vii) include an agreement by each stockholder and any authorized agent to update and supplement the information previously provided to the Company in connection with such request, not later than ten (10) business days after the record date for notice of the stockholder requested special meeting. In addition, the stockholders and any of their authorized agents shall promptly provide any other information reasonably requested by the Company. A stockholder may revoke a request for a special meeting at any time by written revocation delivered to the Secretary; provided, however, that if, following such revocation, there are unrevoked requests from stockholders holding in the aggregate less than the requisite number of shares entitling the stockholders to request the calling of a special meeting, the Board, in its discretion, may cancel the special meeting. Business transacted at a special meeting requested by stockholders shall be limited to the matters described in the special meeting request; provided, however, that nothing herein shall prohibit the Board from submitting additional matters to the stockholders at any special meeting requested by stockholders. In accordance with Section 1.03, the Chairperson of the Board, the Chief Executive Officer or the Board may postpone, reschedule or cancel any special meeting of stockholders previously scheduled by the Board.
SECTION 1.04. Notice. Whenever stockholders of the Corporation are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and time of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise required by law or the Certificate of Incorporation of the Corporation (as amended from time to time and including, without limitation, the terms of any certificate of designation with respect to any series of preferred stock, the “Certificate of Incorporation”), written notice of any meeting shall be given either personally, by mail or by electronic transmission (if permitted under the circumstances by the General Corporation Law of the State of Delaware (as amended from time to time, the “DGCL”)) not less than ten nor more than 60 days before the date of the meeting, by or at the direction of the Chairperson of the Board, the Chief Executive Officer or the Board, to each stockholder entitled to vote at such meeting as of the record date for determining stockholders entitled to notice of the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at the stockholder’s address as it appears on the stock transfer books of the Corporation. If notice is given by means of electronic transmission, such notice shall be deemed to be given when the notice is transmitted. Any stockholder may waive notice of any meeting before or after the meeting. The attendance of a stockholder at any meeting shall constitute a waiver of notice at such meeting, except where the stockholder attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.
SECTION 1.05. Adjournments. Any meeting of stockholders of the Corporation may be adjourned from time to time to reconvene at the same or some other place by holders of a majority of the voting power of the Corporation’s capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, though less than a quorum, or by any officer entitled to preside at or to act as secretary of such meeting, and notice need not be given of any such adjourned meeting if the time and place thereof, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting, are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than 30 days, notice of the adjourned meeting in accordance with the requirements of SECTION 1.04 of these Bylaws shall be given to each stockholder of record entitled to vote at the meeting. If, after the adjournment, a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting and shall give notice of the adjourned meeting to each stockholder of record as of the record date so fixed for notice of such adjourned meeting.

Exhibit 3.3
SECTION 1.06. Quorum. Unless otherwise required by applicable law or the Certificate of Incorporation, the holders of a majority of the voting power of the Corporation’s capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at a meeting of stockholders. Where a separate vote by a class or classes or series is required, a majority of the voting power of the shares of such class or classes or series present in person or represented by proxy shall constitute a quorum entitled to take action with respect to such vote. If a quorum shall not be present or represented at any meeting of stockholders, either the chairperson of the meeting or the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, in the manner provided in SECTION 1.05 of these Bylaws, until a quorum shall be present or represented. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum.
SECTION 1.07. Voting.
(a) Matters Other Than Election of Directors. Any matter brought before any meeting of stockholders of the Corporation, other than the election of directors, shall be decided by the affirmative vote of the holders of a majority of the voting power of the Corporation’s capital stock present in person or represented by proxy at the meeting and entitled to vote on such matter, voting as a single class, unless the matter is one upon which, by express provision of law, the Certificate of Incorporation or these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such matter. Votes may be cast in person or by proxy as provided in SECTION 1.10 of these Bylaws. The Board, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in such officer’s discretion, may require that any votes cast at such meeting shall be cast by written ballot.
(b) Election of Directors. Subject to the rights of the holders of any series of preferred stock to elect directors under specified circumstances, election of directors at all meetings of the stockholders at which directors are to be elected shall be by a plurality of the votes cast at any meeting for the election of directors at which a quorum is present.
SECTION 1.08. Voting of Stock of Certain Holders. Shares of stock of the Corporation standing in the name of another corporation or entity, domestic or foreign, and entitled to vote may be voted by such officer, agent or proxy as the bylaws or other internal regulations of such corporation or entity may prescribe or, in the absence of such provision, as the board of directors or comparable body of such corporation or entity may determine. Shares of stock of the Corporation standing in the name of a deceased person, a minor, an incompetent or a debtor in a case under Title 11, United States Code, and entitled to vote may be voted by an administrator, executor, guardian, conservator, debtor-in-possession or trustee, as the case may be, either in person or by proxy, without transfer of such shares into the name of the official or other person so voting. A stockholder whose shares of stock of the Corporation are pledged shall be entitled to vote such shares, unless on the transfer records of the Corporation such stockholder has expressly empowered the pledgee to vote such shares, in which case only the pledgee, or the pledgee’s proxy, may vote such shares.
SECTION 1.09. Treasury Stock. Shares of stock of the Corporation belonging to the Corporation, or to another corporation a majority of the shares entitled to vote in the election of directors of which are held by the Corporation, shall not be voted at any meeting of stockholders of the Corporation and shall not be counted in the total number of outstanding shares for the purpose of determining whether a quorum is present. Nothing in this SECTION 1.09 shall limit the right of the Corporation to vote shares of stock of the Corporation held by it in a fiduciary capacity.
SECTION 1.10. Proxies. Each stockholder entitled to vote at a meeting of stockholders of the Corporation may authorize another person or persons to act for such stockholder by proxy filed with the secretary of the Corporation (the “Secretary”) before or at the time of the meeting. No such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.
SECTION 1.11. No Consent of Stockholders in Lieu of Meeting. Except as otherwise expressly provided by the terms of any series of preferred stock permitting the holders of such series of preferred stock to act by written consent, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation, and, as specified by the Certificate of Incorporation, the ability of the stockholders to consent in writing to the taking of any action is specifically denied.

Exhibit 3.3
SECTION 1.12. List of Stockholders Entitled to Vote. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make or have prepared and made, at least ten days before every meeting of stockholders of the Corporation, a complete list of the stockholders entitled to vote at the meeting (provided, however, that if the record date for determining the stockholders entitled to vote is less than ten days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least ten days prior to the meeting during ordinary business hours, at the principal place of business of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.
SECTION 1.13. Record Date. In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders of the Corporation or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than 60 nor less than ten days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, but the Board may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this SECTION 1.13 at the adjourned meeting.
SECTION 1.14. Organization and Conduct of Meetings. The Chairperson of the Board shall act as chairperson of meetings of stockholders of the Corporation. The Board may designate any other director or officer of the Corporation to act as chairperson of any meeting in the absence of the Chairperson of the Board, and the Board may further provide for determining who shall act as chairperson of any meeting of stockholders in the absence of the Chairperson of the Board and such designee. The Board may adopt by resolution such rules and regulations for the conduct of any meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the chairperson of any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to adjourn the meeting to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairperson, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairperson of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (iii) rules and procedures for maintaining order at the meeting and the safety of those present; (iv) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairperson of the meeting shall determine; (v) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (vi) limitations on the time allotted to questions or comments by participants. Except to the extent determined by the Board or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.
SECTION 1.15. Inspectors of Election. In advance of any meeting of stockholders of the Corporation, the Chairperson of the Board, the Chief Executive Officer or the Board, by resolution, shall appoint one or more inspectors to act at the meeting and make a written report thereof. One or more other persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of

Exhibit 3.3
stockholders, the chairperson of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by applicable law, inspectors may be officers, employees or agents of the Corporation. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The inspector shall have the duties prescribed by law and shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by applicable law.
SECTION 1.16. Nature of Business at Meetings of Stockholders.
(a) General. No business may be transacted at an annual meeting of stockholders, other than business that is either (i) specified in the Corporation’s proxy materials with respect to such meeting given by or at the direction of the Board (or any duly authorized committee thereof), (ii) otherwise properly brought before the annual meeting by or at the direction of the Board (or any duly authorized committee thereof) or (iii) otherwise properly brought before the annual meeting by any stockholder of the Corporation (A) who is a stockholder of record on the date of the giving of the notice provided for in this SECTION 1.16 and on the record date for the determination of stockholders entitled to notice of and to vote at such annual meeting, (B) who is entitled to vote at such annual meeting and (C) who complies with the notice procedures set forth in this SECTION 1.16. In addition to the other requirements set forth in this SECTION 1.16, a stockholder may not transact any business at an annual meeting unless (1) such stockholder and any beneficial owner on whose behalf such business is proposed (each, a “Proposing Party”) acted in a manner consistent with the representation made in the Business Solicitation Representation (as defined below) and (2) such business is a proper matter for stockholder action under the DGCL. For the avoidance of doubt, the foregoing clause (iii) shall be the exclusive means for a stockholder to propose business (other than business included in the Corporation’s proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (such act, and the rules and regulations promulgated thereunder, the “Exchange Act”)), at an annual meeting of stockholders.
(b) Timing of Notice. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary. To be timely, a stockholder’s notice must be received by the Secretary at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the annual meeting is convened more than 30 days before or more than 60 days after such anniversary date, or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be so received no more than 120 days prior to such annual meeting nor less than the later of (i) 90 days prior to such annual meeting and (ii) ten days after the day on which Public Disclosure of the date of the meeting was made. In no event shall an adjournment of an annual meeting, or a postponement of an annual meeting for which notice has been given, or the Public Disclosure thereof, commence a new time period for the giving of a stockholder’s notice as described above.
(c) Form of Notice. To be in proper written form, a stockholder’s notice to the Secretary must set forth (i) as to each matter each Proposing Party proposes to bring before the annual meeting, a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, the text of such business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend these Bylaws, the text of the proposed amendment); (ii) the name and address of each Proposing Party and any Stockholder Associated Person (as defined below); (iii)(A) the class or series and number of shares of capital stock (if any) of the Corporation that are, directly or indirectly, owned beneficially or of record by each Proposing Party or any Stockholder Associated Person and (B) the date such Proposing Party or Stockholder Associated Person acquired each such share of capital stock of the Corporation; (iv)(A) any option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares of the Corporation, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the Corporation, including, without limitation, due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of the

Exhibit 3.3
Corporation, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of shares of the Corporation, through the delivery of cash or other property, or otherwise, and without regard to whether the holder thereof may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation (any of the foregoing, a “Derivative Instrument”) directly or indirectly owned beneficially by each Proposing Party or any Stockholder Associated Person, (B) any proxy, contract, arrangement, understanding or relationship pursuant to which any Proposing Party or any Stockholder Associated Person has a right to vote any class or series of shares of the Corporation, (C) any Short Interest (as defined below) held by or involving any Proposing Party or any Stockholder Associated Person, (D) any rights to dividends on the shares of the Corporation owned beneficially by any Proposing Party or any Stockholder Associated Person that are separated or separable from the underlying shares of the Corporation, (E) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which any Proposing Party or any Stockholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership, (F) any performance-related fees (other than an asset-based fee) that any Proposing Party or any Stockholder Associated Person is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, including, without limitation, any such interests held by members of such Proposing Party’s or such Stockholder Associated Person’s immediate family sharing the same household, (G) any significant equity interests or any Derivative Instruments or Short Interests in any principal competitor of the Corporation held by any Proposing Party or any Stockholder Associated Person and (H) any direct or indirect interest of any Proposing Party or any Stockholder Associated Person in any contract with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, without limitation, any employment agreement, collective bargaining agreement or consulting agreement), which information described in this clause (iv) shall be supplemented by such stockholder not later than ten days after the record date for the meeting to disclose such information as of the record date; (v) a description of all arrangements or understandings between any Proposing Party or any Stockholder Associated Person and any other person or persons (including their names) in connection with the proposal of such business by such Proposing Party and any material interest of any Proposing Party and any Stockholder Associated Person in such business; (vi) a representation that such stockholder is a holder of record or beneficial owner of shares of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the annual meeting to bring such business before the meeting; (vii) a Business Solicitation Representation; (viii) a representation that each Proposing Party and any Stockholder Associated Person shall provide any other information reasonably required by the Corporation to determine if such notice is in proper form; (ix) all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) or an amendment pursuant to Rule 13d-2(a) if such a statement were required to be filed under the Exchange Act and the rules and regulations promulgated thereunder by each Proposing Party and any Stockholder Associated Person; and (x) any other information relating to each Proposing Party that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for stockholder proposals pursuant to Section 14 of the Exchange Act or the rules and regulations promulgated thereunder (the “Proxy Rules”).
(d) Definitions. For purposes of these Bylaws, (i) “Business Solicitation Representation” shall mean, with respect to any Proposing Party, a representation as to whether or not such Proposing Party or any Stockholder Associated Person will deliver a proxy statement and form of proxy to the holders of at least the percentage of the Corporation’s voting shares required under applicable law to adopt such proposed business or otherwise to solicit proxies from stockholders in support of such proposal; (ii) ”Public Disclosure” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act; (iii) “Stockholder Associated Person” shall mean, with respect to any Proposing Party, Nominating Party (as defined below) or Eligible Stockholder (as defined below) (A) any person directly or indirectly controlling, controlled by, under common control with or acting in concert with such Proposing Party, Nominating Party or Eligible Stockholder (as applicable), (B) any member of the immediate family of such Proposing Party, Nominating Party or Eligible Stockholder (as applicable) sharing the same household or (C) any beneficial owner on whose behalf such Proposing Party, Nominating Party or Eligible Stockholder (as applicable) is acting; and (iv) “Short Interest” shall mean any agreement, arrangement, understanding, relationship or otherwise, including, without limitation, any repurchase or similar so-called “stock borrowing” agreement or arrangement, involving any

Exhibit 3.3
Proposing Party or any Nominating Party, as applicable, or any Stockholder Associated Person of any Proposing Party or Nominating Party, as applicable, directly or indirectly, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of shares of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such Proposing Party or such Nominating Party, as applicable, or any Stockholder Associated Person of any Proposing Party or Nominating Party, as applicable, with respect to any class or series of shares of the Corporation, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of shares of the Corporation.
(e) Improper Business. No business shall be conducted at the annual meeting of stockholders of the Corporation except business brought before the annual meeting in accordance with the procedures set forth in this SECTION 1.16; provided that business related to the election or nomination of directors shall be governed by the provisions of SECTION 1.17 and not by this SECTION 1.16. If the chairperson of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the chairperson shall declare to the meeting that the business was not properly brought before the meeting, and such business shall not be transacted. Notwithstanding the foregoing provisions of this SECTION 1.16, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders of the Corporation to propose business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this SECTION 1.16, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders, and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.
SECTION 1.17. Nomination of Directors.
(a) General. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Certificate of Incorporation with respect to the right, if any, of holders of preferred stock of the Corporation to nominate and elect a specified number of directors in certain circumstances and except as may otherwise be provided in the Proxy Rules. Nominations of persons for election to the Board may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors, (i) by or at the direction of the Board (or any duly authorized committee thereof) or (ii) by any stockholder of the Corporation (A) who is a stockholder of record on the date of the giving of the notice provided for in this SECTION 1.17 and on the record date for the determination of stockholders entitled to notice of and to vote at such meeting, (B) who is entitled to vote at such meeting and (C) who complies with the notice procedures set forth in this SECTION 1.17. In addition to the other requirements set forth herein, a stockholder may not present a nominee for election at an annual or a special meeting unless such stockholder, and any beneficial owner on whose behalf such nomination is made, acted in a manner consistent with the representations made in the Nominee Solicitation Representation (as defined below).
(b) Timing of Notice. In addition to any other applicable requirements, for a nomination to be made by a stockholder of the Corporation, such stockholder must have given timely notice thereof in proper written form to the Secretary. To be timely, a stockholder’s notice must be received by the Secretary at the principal executive offices of the Corporation (i) in the case of an annual meeting, not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the annual meeting is convened more than 30 days before or more than 60 days after such anniversary date, or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be so received no more than 120 days prior to such annual meeting nor less than the later of (A) 90 days prior to such annual meeting and (B) ten days after the earlier of (1) the day on which notice of the date of the meeting was mailed or (2) the day on which Public Disclosure of the date of the meeting was made; and (ii) in the case of a special meeting of stockholders called for the purpose of electing directors, (A) not less than 90 days nor more than 120 days prior to such special meeting or (B) no more than ten days after the earlier of (1) the day on which notice of the date of the special meeting was mailed or (2) the day on which Public Disclosure of the date of the special meeting was made, if such day is less than 100 days prior to the date of the special meeting. In no event shall an adjournment of an annual or a special

Exhibit 3.3
meeting, or a postponement of such a meeting for which notice has been given, or the public disclosure thereof, commence a new time period for the giving of a stockholder’s notice as described above. Notwithstanding the foregoing, in the event that the number of directors to be elected to the Board at the annual meeting is increased effective after the time period for which nominations would otherwise be due under this SECTION 1.17 and there is no Public Disclosure by the Corporation naming the nominees for the additional directorships at least 90 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this SECTION 1.17 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such Public Disclosure is first made by the Corporation.
(c) Form of Notice. To be in proper written form, a stockholder’s notice to the Secretary must set forth (i) as to each person whom the stockholder proposes to nominate for election as a director (each, a “Stockholder Nominee”) (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class or series and number of shares of capital stock (if any) of the Corporation that are, directly or indirectly, owned beneficially or of record by such person, and (D) any other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors required pursuant to the Proxy Rules; (ii) the name and address of the stockholder giving the notice and the beneficial owner, if any, on whose behalf such nomination is made (each, a “Nominating Party”) and any Stockholder Associated Person; (iii) as to each Nominating Party, (A)(1) the class or series and number of shares of capital stock of the Corporation that are, directly or indirectly, owned beneficially or of record by each Nominating Party or any Stockholder Associated Person and (2) the date such Nominating Party or Stockholder Associated Person acquired each such share of capital stock of the Corporation; (iv)(A) any Derivative Instrument directly or indirectly owned beneficially by each Nominating Party or any Stockholder Associated Person, (B) any proxy, contract, arrangement, understanding or relationship pursuant to which any Nominating Party or any Stockholder Associated Person has a right to vote any class or series of shares of the Corporation, (C) any Short Interest held by or involving any Nominating Party or any Stockholder Associated Person, (D) any rights to dividends on the shares of the Corporation owned beneficially by any Nominating Party or any Stockholder Associated Person that are separated or separable from the underlying shares of the Corporation, (E) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which any Nominating Party or any Stockholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership, (F) any performance-related fees (other than an asset-based fee) that any Nominating Party or any Stockholder Associated Person is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, including, without limitation, any such interests held by members of such Nominating Person’s or such Stockholder Associated Person’s immediate family sharing the same household, (G) any significant equity interests or any Derivative Instruments or Short Interests in any principal competitor of the Corporation held by any Nominating Party or any Stockholder Associated Person and (H) any direct or indirect interest of any Nominating Party or any Stockholder Associated Person in any contract with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, without limitation, any employment agreement, collective bargaining agreement or consulting agreement), which information described in this clause (iv) shall be supplemented by such stockholder not later than ten days after the record date for the meeting to disclose such information as of the record date; (v) a description of all arrangements or understandings between any Nominating Party or any Stockholder Associated Person and each Stockholder Nominee or any other person or persons (including their names) pursuant to which the nomination(s) are to be made; (vi) a representation that such stockholder is a holder of record or beneficial owner of shares of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; (vii) a representation (a “Nominee Solicitation Representation”) as to whether or not such Nominating Party or any Stockholder Associated Person will deliver a proxy statement and form of proxy to a number of holders of the Corporation’s voting shares reasonably believed by such Nominating Party to be sufficient to elect its Stockholder Nominee or Nominees or otherwise to solicit proxies from stockholders in support of such nominations; (viii) a representation that each Nominating Party and any Stockholder Associated Person shall provide any other information reasonably required by the Corporation to determine if such notice is in proper form; (ix) a written questionnaire with respect to the background and qualification of each Stockholder Nominee and the background of any other person or entity on whose behalf the nomination is being made (in the form provided by the Secretary

Exhibit 3.3
upon written request); (x) a written representation and agreement (in the form provided by the Secretary upon written request) that such person (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (C) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation; (xi) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among each Nominating Party and any Stockholder Associated Person, on the one hand, and each Stockholder Nominee, and his or her respective affiliates or associates or other parties with whom they are acting in concert, on the other hand, including all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if such Nominating Party, Stockholder Associated Person or any person acting in concert therewith, were the “registrant” for purposes of such rule and each nominee were a director or executive of such registrant; (xii) all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) or an amendment pursuant to Rule 13d-2(a) if such a statement were required to be filed under the Exchange Act and the rules and regulations promulgated thereunder by each Nominating Party and any Stockholder Associated Person; and (xiii) any other information relating to each Nominating Party that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to the Proxy Rules. Such notice must be accompanied by a written consent of each Stockholder Nominee to being named as a nominee and to serve as a director if elected. The Corporation may require any Stockholder Nominee to furnish such other information as it may reasonably require to determine the eligibility of such Stockholder Nominee to serve as a director of the Corporation, including any additional information as necessary to determine if such Stockholder Nominee is independent under applicable listing standards, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board in determining and disclosing the independence of the Corporation’s directors.
(d) Defective Nominations. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this SECTION 1.17. If the chairperson of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairperson shall declare to the meeting that the nomination was defective, and such defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this SECTION 1.17, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this SECTION 1.17, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders, and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.
SECTION 1.18. Proxy Access for Director Nominations. The Corporation shall include in its proxy statement for any annual meeting of stockholders the name, together with the Required Information (defined below), of any Stockholder Nominee identified in a timely notice that satisfies SECTION 1.17 delivered by one or more stockholder who at the time the request is delivered satisfy, or are acting on behalf of persons who satisfy the ownership and other requirements of this SECTION 1.18 (such stockholder or stockholders, the “Eligible Stockholder”), and who expressly elects at the time of providing the notice required by this ARTICLE I to have its Stockholder Nominee included in the Corporation’s proxy materials pursuant to this SECTION 1.18.

Exhibit 3.3
(a) For purposes of this SECTION 1.18, the “Required Information” that the Corporation will include in its proxy statement is (i) the information concerning the Stockholder Nominee and the Eligible Stockholder and any Stockholder Associated Person that, as determined by the Corporation, is required to be disclosed in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, and (ii) if the Eligible Stockholder so elects, a Statement (defined below).
(b) The Corporation shall not be required to include a Stockholder Nominee in the Corporation’s proxy materials for any meeting of stockholders for which (i) the Secretary receives a notice that the Eligible Stockholder has nominated a person for election to the Board of Directors pursuant to the notice requirements set forth in SECTION 1.17 and (ii) the Eligible Stockholder does not expressly elect at the time of providing the notice to have its Stockholder Nominee included in the Corporation’s proxy materials pursuant to this SECTION 1.18.
(c) The number of Stockholder Nominees appearing in the Corporation’s proxy materials with respect to an annual meeting of stockholders (including Stockholder Nominees elected to the Board of Directors at either of the two preceding annual meetings who are standing for re-election and any Stockholder Nominees that were submitted by an Eligible Stockholder for inclusion in the Corporation’s proxy materials pursuant to this SECTION 1.18 and either are subsequently withdrawn or that the Board decides to nominate (each, a “Board Nominee”) shall not exceed the greater of (i) two or (ii) 20 percent of the number of directors in office (rounded down to the nearest whole number) as of the last day on which notice of a nomination may be delivered pursuant to this SECTION 1.18 (the “Final Proxy Access Nomination Date”). In the event that one or more vacancies for any reason occurs after the Final Proxy Access Nomination Date but before the date of the annual meeting and the Board resolves to reduce the size of the Board in connection therewith, the maximum number of Stockholder Nominees for inclusion in the Corporation’s proxy materials shall be calculated based on the number of directors in office as so reduced. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this SECTION 1.18 exceeds this maximum number, each Eligible Stockholder shall select one Stockholder Nominee for inclusion in the Corporation’s proxy materials until the maximum number is reached, going in the order of the amount (largest to smallest) of shares of the Corporation’s capital stock each Eligible Stockholder disclosed as owned in the written notice of the nomination submitted to the Corporation. If the maximum number is not reached after each Eligible Stockholder has selected one Stockholder Nominee, this selection process shall continue as many times as necessary, following the same order each time, until the maximum number is reached.
(d) An Eligible Stockholder must have owned (as defined below) three percent or more of the Corporation’s outstanding capital stock continuously for at least three years (the “Required Shares”) as of both the date the written notice of the nomination is delivered to or mailed and received by the Corporation in accordance with SECTION 1.17 and the record date for determining stockholders entitled to vote at the meeting and must continue to own the Required Shares through the meeting date. For purposes of satisfying the foregoing ownership requirement under this subsection (d), (i) the shares of common stock owned by one or more stockholders, or by the person or persons who own shares of the Corporation’s common stock and on whose behalf any stockholder is acting, may be aggregated, provided that the number of stockholders and other persons whose ownership of shares is aggregated for such purpose shall not exceed 20, and (ii) any two or more funds that are (A) under common management and funded primarily by a single employer or (B) a “group of investment companies,” as such term is defined in section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended, shall be treated as one stockholder or person for this purpose. Within the time period specified in this SECTION 1.18 for providing notice of a nomination, an Eligible Stockholder must provide the following information in writing to the Secretary (in addition to the information required to be provided by SECTION 1.17): (1) one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three-year holding period) verifying that, as of a date within seven calendar days prior to the date the written notice of the nomination is delivered to or mailed and received by the Corporation, the Eligible Stockholder and any Stockholder Associated Person own, and have owned continuously for the preceding three years, the Required Shares, and the Eligible Stockholder’s agreement to provide, within five business days after the record date for the meeting, written statements from the record holder and intermediaries verifying the Eligible Stockholder’s (and/or any Stockholder Associated Person’s) continuous ownership of the Required Shares through the record date, (2) the written consent of each Stockholder Nominee to be named in the proxy statement as a nominee and to serving as a director if elected, (3) a copy of the Schedule 14N that has been filed with the Securities and Exchange Commission as

Exhibit 3.3
required by Rule 14a-18 under the Exchange Act, as may be amended, (4) a representation that the Eligible Stockholder (including each member of any group of stockholders that together is an Eligible Stockholder hereunder) (x) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the Corporation, and does not presently have such intent, (y) has not nominated and will not nominate for election to the Board at the meeting any person other than the Stockholder Nominee(s) being nominated pursuant to this SECTION 1.18, (z) has not engaged and will not engage in, and has not and will not be, a “participant” in another person’s “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the meeting other than its Stockholder Nominee or a Board Nominee, (xx) will not distribute to any stockholder any form of proxy for the meeting other than the form distributed by the Corporation, and (yy) will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, and (5) an undertaking that the Eligible Stockholder agrees to (x) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s (and/or any Stockholder Associated Person’s) communications with the stockholders of the Corporation or out of the information that the Eligible Stockholder provided to the Corporation, (y) indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any nomination submitted by the Eligible Stockholder pursuant to this SECTION 1.18, (z) file with the Securities and Exchange Commission all soliciting and other materials as required under SECTION 1.17 and (xx) comply with all other applicable laws, rules, regulations and listing standards with respect to any solicitation in connection with the meeting. The inspector of elections shall not give effect to the Eligible Stockholder’s (and/or any Stockholder Associated Person’s) votes with respect to the election of directors if the Eligible Stockholder does not comply with each of the representations in clause (4) above.
(e) For purposes of this SECTION 1.18, an Eligible Stockholder and any Stockholder Associated Person shall be deemed to “own” only those outstanding shares of the Corporation’s capital stock as to which the stockholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (x) sold by such stockholder in any transaction that has not been settled or closed, (y) borrowed by such stockholder for any purposes or purchased by such stockholder pursuant to an agreement to resell or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such stockholder, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of the Corporation’s capital stock, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such stockholder’s full right to vote or direct the voting of any such shares, and/or (2) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such stockholder. A person shall “own” shares held in the name of a nominee or other intermediary so long as the person retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A person’s ownership of shares shall be deemed to continue during any period in which the stockholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the stockholder. A person’s ownership of shares shall be deemed to continue during any period in which the person has loaned such shares; provided that the person has the power to recall such loaned shares on five business days’ notice. Whether outstanding shares of the Corporation capital stock are “owned” for these purposes shall be determined by the Board of Directors, which determination shall be conclusive and binding on the Corporation and its stockholders.
(f) The Eligible Stockholder may provide to the Secretary, within the time period specified in SECTION 1.17 for providing notice of a nomination, a written statement for inclusion in the Corporation’s proxy statement for the meeting, not to exceed 500 words, in support of the Stockholder Nominee’s candidacy (the “Statement”). Notwithstanding anything to the contrary contained in this ARTICLE I, the Corporation may omit from its proxy

Exhibit 3.3
materials any information or Statement that it believes would violate any applicable law, rule, regulation or listing standard.
(g) The Corporation shall not be required to include, pursuant to this SECTION 1.18, a Stockholder Nominee in its proxy materials (i) if the Eligible Stockholder who has nominated such Stockholder Nominee, or any Stockholder Associated Person, has engaged in or is currently engaged in, or has been or is a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the meeting other than its Stockholder Nominee(s) or a Board Nominee, (ii) who is not independent under applicable listing standards, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board in determining and disclosing the independence of the Corporation’s directors, (iii) whose election as a member of the Board would cause the Corporation to be in violation of these Bylaws, the Certificate of Incorporation, the listing standards of the principal exchange upon which the Corporation’s capital stock is traded, or any applicable state or federal law, rule or regulation, (iv) who is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, (v) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten years, (vi) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended, (vii) if such Stockholder Nominee or the applicable Eligible Stockholder or any Stockholder Associated Person shall have provided information to the Corporation in respect to such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which they were made, not misleading, as determined by the Board, or (viii) if the Eligible Stockholder or any Stockholder Associated Person or applicable Stockholder Nominee otherwise contravenes any of the agreements or representations made by such Eligible Stockholder, Stockholder Associated Person or Stockholder Nominee or fails to comply with its obligations pursuant to this ARTICLE I.
(h) In addition to the information required to be provided by the Eligible Stockholder by SECTION 1.17 and SECTION 1.18, each Stockholder Nominee and each Board Nominee shall provide to the Secretary of the Corporation, within two weeks of receipt of the Secretary’s written request therefore, the following information: (i) a complete copy of the Corporation’s form of director’s questionnaire and (ii) the consent of the Stockholder Nominee to the Corporation engaging in a background investigation of the Stockholder Nominee, including the possible use of one or more third parties to assist with the investigation.
(i) Notwithstanding anything to the contrary set forth herein, the Board or the person presiding over the meeting shall declare a nomination by an Eligible Stockholder to be invalid, and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Corporation, if (i) the Stockholder Nominee(s) and/or the applicable Eligible Stockholder or any Stockholder Associated Person shall have breached its or their obligations, agreements or representations under this Article I, as determined by the Board or the person presiding at the meeting, or (ii) the Eligible Stockholder or a Stockholder Associated Person (or a qualified representative thereof) does not appear at the meeting to present any nomination pursuant to this SECTION 1.18.
(j) The Eligible Stockholder and any Stockholder Associated Person (including any person who owns shares that constitute part of such Eligible Stockholder’s or Stockholder Associated Person’s ownership for purposes of satisfying this ARTICLE I) shall file with the Securities and Exchange Commission any solicitation or other communication with the stockholders of the Corporation relating to the meeting at which the Stockholder Nominee will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the Exchange Act.
(k) No person may be a member of more than one group of persons constituting an Eligible Stockholder under this SECTION 1.18.
SECTION 1.19. Exchange Act. Notwithstanding the provisions of SECTION 1.16, SECTION 1.17 and SECTION 1.18 above, a stockholder shall also comply with all applicable requirements of the Exchange Act with respect to the matters set forth in such sections.

Exhibit 3.3
SECTION 1.20. Remote Communication. If authorized by the Board in its sole discretion, and subject to such guidelines and procedures as the Board may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication:
(a) participate in a meeting of stockholders; and
(b) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that
(i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder;
(ii) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and
(iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.
ARTICLE II
DIRECTORS
SECTION 2.01. Number. The number of directors that shall constitute the entire Board shall be fixed, from time to time, exclusively by the Board, subject to the rights of holders of any series of preferred stock with respect to the election of directors, if any.
SECTION 2.02. Duties and Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation required to be exercised or done by the stockholders.
SECTION 2.03. Meetings. The Board may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board shall be held at such time and at such place as may from time to time be determined by the Board. Special meetings of the Board may be called by the Chairperson of the Board (if there be one), the Chief Executive Officer or the Board and shall be held at such place, on such date and at such time as he, she or it shall specify.
SECTION 2.04. Notice. Notice of regular meetings of the Board or of any adjourned meeting thereof need not be given. Notice of each special meeting of the Board stating the place, date and time of the meeting shall be given to each director by mail addressed to such director at such director’s residence or usual place of business not less than 48 hours before the meeting or by notifying each director either personally, by telephone or by electronic transmission not less than 24 hours before the meeting, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances. If mailed, such notice shall be deemed to be given at the time when deposited in the United States mail with first class postage thereon prepaid. If notice is given by means of electronic transmission, such notice shall be deemed to be given when the notice is transmitted. Any director may waive notice of any meeting before or after the meeting. The attendance of a director at any special meeting shall constitute a waiver of notice of such meeting, except where the director attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board need be specified in any notice of such meeting unless so required by law. A meeting may be held at any time without notice if all of the directors are present or if those not present waive notice of the meeting in accordance with SECTION 5.06 of these Bylaws.
SECTION 2.05. Chairperson of the Board. The Chairperson of the Board (who may be designated Executive Chairperson if serving as an employee of the Corporation) shall be chosen from among the directors and may be the

Exhibit 3.3
Chief Executive Officer. Except as otherwise provided by law, the Certificate of Incorporation or SECTION 2.06 or SECTION 2.07 of these Bylaws, the Chairperson of the Board shall preside at all meetings of stockholders and of the Board. The Chairperson of the Board shall have such other powers and duties as may from time to time be assigned by the Board.
SECTION 2.06. Lead Independent Director. The Board may include a Lead Independent Director. The Lead Independent Director shall be one of the directors who has been determined by the Board to be an “independent director” (any such director, an “Independent Director”). The Lead Independent Director shall preside at all meetings of the Board at which the Chairperson of the Board is not present, preside over the executive sessions of the Independent Directors, serve as a liaison between the Chairperson of the Board and the Board and have such other responsibilities, and perform such duties, as may from time to time be assigned to him or her by the Board. The Lead Independent Director shall be elected by a majority of the Independent Directors.
SECTION 2.07. Organization. At each meeting of the Board, the Chairperson of the Board, or, in the Chairperson’s absence, the Lead Independent Director, or in the Lead Independent Director’s absence, a director chosen by a majority of the directors present, shall act as chairperson. The Secretary shall act as secretary at each meeting of the Board. In case the Secretary shall be absent from any meeting of the Board, an assistant secretary shall perform the duties of secretary at such meeting; and in the absence from any such meeting of the Secretary and all assistant secretaries, the chairperson of the meeting may appoint any person to act as secretary of the meeting.
SECTION 2.08. Resignations and Removals of Directors. Any director of the Corporation may resign at any time, by giving notice in writing or by electronic transmission to the Chairperson of the Board, the Chief Executive Officer or the Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the occurrence of some other event, and, unless otherwise specified in such notice, the acceptance of such resignation shall not be necessary to make it effective. Subject to the rights of holders of any series of preferred stock with respect to the election of directors, a director may be removed from office at any time by the stockholders (i) at all times prior to the 2024 annual meeting of stockholders or such other time as the Board is no longer classified under Section 141(d) of the DGCL (or any successor provision thereto), only for cause and (ii) commencing with the 2024 annual meeting of stockholders or such other time, with or without cause.
SECTION 2.09. Quorum. At all meetings of the Board, a majority of directors constituting the Board shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board. If a quorum shall not be present at any meeting of the Board, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present.
SECTION 2.10. Actions of the Board by Written Consent. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if all the members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission are filed with the minutes of proceedings of the Board or committee.
SECTION 2.11. Telephonic Meetings. Members of the Board, or any committee thereof, may participate in a meeting of the Board or such committee by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this SECTION 2.11 shall constitute presence in person at such meeting.
SECTION 2.12. Committees. The Board may designate one or more committees, each committee to consist of two or more of the directors of the Corporation and, to the extent permitted by law, to have and exercise such authority as may be provided for in the resolutions creating such committee, as such resolutions may be amended from time to time. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any absent or disqualified member. Each committee shall keep regular

Exhibit 3.3
minutes and report to the Board when required. A majority of any committee may determine its action and fix the time and place of its meetings, unless the Board shall otherwise provide. The Board shall have the power at any time to fill vacancies in, to change the membership of or to dissolve any such committee.
SECTION 2.13. Compensation. The Board shall have the authority to fix the compensation of directors. The directors shall be paid their reasonable expenses, if any, of attendance at each meeting of the Board or any committee thereof and may be paid a fixed sum for attendance at each such meeting and an annual retainer or salary for service as director or committee member, payable in cash or securities. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.
SECTION 2.14. Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of the Corporation’s directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof that authorizes the contract or transaction, or solely because any such director’s or officer’s vote is counted for such purpose if: (i) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee and the Board or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; (ii) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee that authorizes the contract or transaction.
ARTICLE III
OFFICERS
SECTION 3.01. General. The officers of the Corporation shall be chosen by the Board and shall be a Chief Executive Officer, a President, a Secretary and a Treasurer. The Board, in its discretion, may also elect one or more Executive Vice Presidents, Senior Vice Presidents, Vice Presidents and such other officers as the Board from time to time may deem appropriate. The Board, in its discretion, may leave vacant any office other than that of the President, a Secretary and a Treasurer. Any two or more offices may be held by the same person; provided, however, that no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law, the Certificate of Incorporation or these Bylaws to be executed, acknowledged or verified by two or more officers. The officers of the Corporation need not be stockholders of the Corporation.
SECTION 3.02. Election; Term. The Board shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board, and each officer of the Corporation shall hold office until such officer’s successor is elected and qualified, or until such officer’s earlier death, resignation or removal. Any officer may be removed at any time by the Board. Any officer may resign upon notice given in writing or electronic transmission to the Chief Executive Officer or the Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the occurrence of some other event. Any vacancy occurring in any office of the Corporation shall be filled in the manner prescribed in this ARTICLE III for the regular election to such office.
SECTION 3.03. Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chief Executive Officer or any other officer authorized to do so by the Board, and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might

Exhibit 3.3
have exercised and possessed if present. The Board may, by resolution, from time to time confer like powers upon any other person or persons.
SECTION 3.04. Chief Executive Officer. The Chief Executive Officer shall, subject to the control of the Board, have general supervision over the business of the Corporation and shall direct the affairs and policies of the Corporation. The Chief Executive Officer may also serve as Chairperson of the Board and may also serve as President, if so elected by the Board. The Chief Executive Officer shall also perform such other duties and may exercise such other powers as may from time to time be assigned to such officer by these Bylaws or by the Board.
SECTION 3.05. President. The President shall act in a general executive capacity and shall assist the Chief Executive Officer in the administration and operation of the Corporation’s business and general supervision of its policies and affairs. The President shall, in the absence of or because of the inability to act of the Chief Executive Officer, perform all duties of the Chief Executive Officer.
SECTION 3.06. Secretary. The Secretary shall give the requisite notice of meetings of stockholders and directors and shall record the proceedings of such meetings, shall have custody of the seal of the Corporation and shall affix it or cause it to be affixed to such instruments as require the seal and attest it and, besides the Secretary’s powers and duties prescribed by law, shall have such other powers and perform such other duties as shall at any time be assigned to such officer by the Board.
SECTION 3.07. Treasurer. The Treasurer shall exercise general supervision over the receipt, custody and disbursement of corporate funds. The Treasurer shall cause the funds of the Corporation to be deposited in such banks as may be authorized by the Board or in such banks as may be designated as depositaries in the manner provided by resolution of the Board. The Treasurer shall have such other powers and perform such other duties as shall at any time be assigned to such officer by the Board.
SECTION 3.08. Other Officers. Such other officers as the Board may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board. The Board may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.
ARTICLE IV
STOCK
SECTION 4.01. Uncertificated Shares. Unless otherwise provided by resolution of the Board, each class or series of shares of the Corporation’s capital stock shall be issued in uncertificated form pursuant to the customary arrangements for issuing shares in such form. Shares shall be transferable only on the books of the Corporation by the holder thereof in person or by attorney upon presentment of proper evidence of succession, assignation or authority to transfer in accordance with the customary procedures for transferring shares in uncertificated form. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.
SECTION 4.02. Record Date. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be the close of business on the day on which the Board adopts the resolution relating thereto.
SECTION 4.03. Record Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law.

Exhibit 3.3
SECTION 4.04. Transfer and Registry Agents. The Corporation may from time to time maintain one or more transfer offices or agencies and registry offices or agencies at such place or places as may be determined from time to time by the Board.
ARTICLE V
MISCELLANEOUS
SECTION 5.01. Contracts. Except as otherwise required by law, the Certificate of Incorporation or these Bylaws, any contracts or other instruments may be executed and delivered in the name and on the behalf of the Corporation by such officer or officers of the Corporation as the Board may from time to time direct. Such authority may be general or confined to specific instances as the Board may determine. The Chief Executive Officer, the President, any Executive Vice President or any Senior Vice President may execute bonds, contracts, deeds, leases and other instruments to be made or executed for or on behalf of the Corporation. Subject to any restrictions imposed by the Board, the Chief Executive Officer, the President, any Executive Vice President or any Senior Vice President of the Corporation may delegate contractual powers to others under such officer’s jurisdiction, it being understood, however, that any such delegation of power shall not relieve such officer of responsibility with respect to the exercise of such delegated power.
SECTION 5.02. Disbursements. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board may from time to time designate.
SECTION 5.03. Fiscal Year. The fiscal year of the Corporation shall end on the 31st day of December in each year or on such other day as may be fixed from time to time by resolution of the Board.
SECTION 5.04. Corporate Seal. The corporate seal shall be in the form adopted by the Board of Directors. Such seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. The seal may be affixed by any officer of the Corporation to any instrument executed by authority of the Corporation, and the seal when so affixed may be attested by the signature of any officer of the Corporation.
SECTION 5.05. Offices. The Corporation shall maintain a registered office inside the State of Delaware and may also have other offices outside or inside the State of Delaware. The books of the Corporation may be kept (subject to any applicable law) outside the State of Delaware at the principal executive offices of the Corporation or at such other place or places as may be designated from time to time by the Board.
SECTION 5.06. Waiver of Notice. Whenever any notice is required to be given to any stockholder or director of the Corporation under the provisions of the DGCL or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders or any regular or special meeting of the Board or committee thereof need be specified in any waiver of notice of such meeting unless so required by law.
ARTICLE VI
AMENDMENTS
SECTION 6.01. Amendments. These Bylaws may be adopted, amended, altered or repealed by the Board or by the stockholders of the Corporation by the affirmative vote of the holders of at least a majority of the voting power of all then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.
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Adopted as of: May 9, 2025.